CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 7, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in NovaCopper Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the heading “Interest of Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
March 11, 2013

PricewaterhouseCoopers LLP Chartered Accountants
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, Direct T: +1 604 806 7000, Direct F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.